Press Release

October 27, 2021	FOR IMMEDIATE RELEASE

CTS Announces Third Quarter 2021 Results

Solid Financial Results Driven by Long-Term Diversification of the Business

Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced third quarter 2021 results.

•

Sales were $122.4 million, up 8% year-over-year. Sales to non-transportation end markets increased 24%, and sales to transportation end market decreased 5%. The Sensor Scientific acquisition added $1.8 million of sales in the third quarter of 2021.

•

Net loss was $63.9 million, or $(1.97) per diluted share, versus $11.1 million, or $0.34 per diluted share, in the third quarter of last year. The third quarter net earnings were impacted by a non-cash charge of $76 million, net of taxes related to the previously disclosed termination of the U.S. pension plan.

•	Adjusted diluted EPS was $0.46, up from $0.34 in the third quarter of 2020.
•	Free cash flow was $17.2 million, down from $22.4 million in the third quarter of 2020.
•	New business wins were $179 million.

“We continued to advance our diversification strategy during the third quarter, with non-transportation related revenue closer to 50% of total revenue for the quarter. Further, our third quarter results demonstrated the differentiation of our product portfolio, as well as the richness of our customer base, which allowed us to deliver growth ahead of the industry, despite a challenging supply chain environment. As we look forward, we believe the strong execution of our team, coupled with a robust pipeline will allow us to continue to capitalize on the opportunities in the industrial, medical, aerospace and defense end markets,” said Kieran O’Sullivan, CEO of CTS Corporation.

2021 Guidance

While management remains mindful of supply chain uncertainties, CTS has raised and narrowed its 2021 guidance for sales to $495 – $505 million from $480 – $500 million and for adjusted diluted EPS to $1.85 – $1.95 from $1.70 – $1.90.

www.ctscorp.com

Conference Call

As previously announced, the Company has scheduled a conference call at 10:00 a.m. (EST) today to discuss the third quarter financial results. The dial-in number is 800-309-1256 (323-347-3622, if calling from outside the U.S.).  The passcode is 572446. A replay of the conference call will be available from 1:00 p.m. (EST) on Wednesday, October 27, 2021 through 1:00 p.m. (EST) on Wednesday, November 10, 2021.  The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.).  The replay passcode is 6028607. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

About CTS

CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move.  The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets. For more information, visit www.ctscorp.com.

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532

USA

Telephone: +1 (630) 577-8800

E-mail: ashish.agrawal@ctscorp.com

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - UNAUDITED

(In thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$122,382	$113,777	$380,394	$301,049
Cost of goods sold	76,720	76,871	244,446	204,677
Gross margin	45,662	36,906	135,948	96,372
Selling, general and administrative expenses	19,922	16,883	59,184	48,310
Research and development expenses	6,454	5,723	18,170	18,653
Restructuring charges	319	1,041	551	1,416
Operating earnings	18,967	13,259	58,043	27,993
Other (expense) income:
Interest expense	(514)	(857)	(1,577)	(2,617)
Interest income	230	217	689	852
Other (expense) income, net	(108,502)	1,617	(132,786)	(109)
Total other expense, net	(108,786)	977	(133,674)	(1,874)
(Loss) earnings before income taxes	(89,819)	14,236	(75,631)	26,119
Income tax expense	(25,923)	3,163	(24,600)	6,381
Net (loss) earnings	(63,896)	11,073	(51,031)	$19,738
Earnings per share:
Basic	$(1.97)	$0.34	$(1.58)	$0.61
Diluted	$(1.97)	$0.34	$(1.58)	$0.61
Basic weighted – average common shares outstanding:	32,379	32,268	32,365	32,331
Effect of dilutive securities	—	241	—	270
Diluted weighted – average common shares outstanding:	32,379	32,509	32,365	32,601
Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$128,527	$91,773
Accounts receivable, net	78,210	80,981
Inventories, net	50,867	45,870
Other current assets	19,845	14,607
Total current assets	277,449	233,231
Property, plant and equipment, net	92,533	97,437
Operating lease assets, net	22,456	23,281
Other Assets
Prepaid pension asset	50,638	56,642
Goodwill	109,798	109,497
Other intangible assets, net	72,236	79,121
Deferred income taxes	24,663	24,250
Other	2,200	2,590
Total other assets	259,535	272,100
Total Assets	$651,973	$626,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$48,976	$50,489
Operating lease obligations	3,354	3,294
Accrued payroll and benefits	17,069	12,978
Accrued expenses and other liabilities	35,673	38,171
Total current liabilities	105,072	104,932
Long-term debt	50,000	54,600
Long-term operating lease obligations	22,262	23,163
Long-term pension obligations	7,114	7,466
Deferred income taxes	6,907	7,010
Other long-term obligations	3,244	5,196
Total Liabilities	194,599	202,367
Commitments and Contingencies
Shareholders’ Equity
Common stock	314,351	311,190
Additional contributed capital	40,958	41,654
Retained earnings	484,368	539,281
Accumulated other comprehensive loss	(4,842)	(95,921)
Total shareholders’ equity before treasury stock	834,835	796,204
Treasury stock	(377,461)	(372,522)
Total shareholders’ equity	457,374	423,682
Total Liabilities and Shareholders’ Equity	$651,973	$626,049

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted (loss) earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP diluted (loss) earnings per share	$(1.97)	$0.34	$(1.58)	$0.61
Tax affected charges to reported diluted (loss) earnings per share:
Restructuring charges	0.01	0.03	0.02	0.04
Foreign currency (gain) loss	0.03	(0.07)	0.04	(0.06)
Non-cash pension expense	2.54	0.01	3.10	0.04
Environmental charges	0.01	0.01	0.02	0.03
Discrete tax items	(0.16)	0.02	(0.16)	0.03
Adjusted diluted earnings per share	$0.46	$0.34	$1.44	$0.69

Free Cash Flow

The following table reconciles GAAP operating cash flow to free cash flow for the Company:

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net cash provided by operating activities	$21,332	$25,573	$60,117	$49,297
Capital expenditures	(4,170)	(3,196)	(8,140)	(10,441)
Free cash flow	$17,162	$22,377	$51,977	$38,856

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Depreciation and amortization expense	$6,719	$6,676	$20,231	$19,819
Stock-based compensation expense	$987	$1,119	$4,106	$2,164

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with GAAP. CTS’ management believes that non-GAAP financial measures can be useful to investors in analyzing CTS’ financial performance and results of operations over time. CTS recommends that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted (loss) earnings per share.

www.ctscorp.com

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,
•	reflects the results used by management in making decisions about the business, and
•	helps review and project CTS' performance over time.

Free Cash Flow

Free cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net cash provided by operating activities. CTS believes free cash flow is a useful measure of its ability to generate cash.

www.ctscorp.com